WILLIAM G. LAJOIE, P.C.
                         CERTIFIED PUBLIC ACCOUNTANT
                    5961 SOUTH MIDDLEFIELD ROAD, SUITE 100
                           LITTLETON, COLORADO 80123
                       (303)798-3991; FAX (303)798-2760





August 25, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Alfa Resources, Inc. (File No. 0-10157)

Gentlemen:

I have read Item 4 included in the attached Form 8-K dated August 25, 1999, of Alfa Resources, Inc. and am in agreement with the statements contained therein.

Very truly yours,


/s/ William G. Lajoie
William G. Lajoie, P.C.